UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2018 (July 20, 2018)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 20, 2018, the Board of Directors of Tenneco Inc. (the “Company”) selected Brian J. Kesseler and Roger J. Wood, currently a member of the Board of Directors, as the chief executive officers who will lead the two new independent, publicly traded companies, which will be created in the second half of 2019 after the Company completes its acquisition of Federal-Mogul LLC (“Federal-Mogul”). The appointments are subject to consummation of the Federal-Mogul acquisition and the separation of the combined company into two independent companies. Mr. Kesseler, the Company’s current Chief Executive Officer, will become Chairman and Chief Executive Officer of the new aftermarket and ride performance company, while Mr. Wood will become Chairman and Chief Executive Officer of the powertrain technology company.

The Company also announced that, effective upon and subject to consummation of the Federal-Mogul acquisition, the Board of Directors has appointed Messrs. Kesseler and Wood to be Co-Chief Executive Officers of the Company until the separation is completed.

Mr. Wood, age 56, was named Chief Executive Officer and Chairman of Fallbrook Technologies Inc. in February 2018 and became Executive Chairman on June 29, 2018. He previously retired as President and Chief Executive Officer of Dana Holding Corporation (now known as Dana Incorporated) in 2015, having served in those positions since 2011 when he joined Dana. Prior to joining Dana Holding Corporation, Mr. Wood served as Executive Vice President and Group President for the Engine Group at BorgWarner Inc. In his 26-year career at BorgWarner, Mr. Wood served in various leadership roles with global operations responsibilities. Mr. Wood holds a bachelor’s degree in engineering technology from State University College in Buffalo, N.Y., and an M.B.A. from Syracuse University. He is a member of the board of directors of Brunswick Corporation and Fallbrook Technologies. Prior to Mr. Wood’s retirement from Dana, he served as a member of the boards for the Business Leaders of Michigan, the Ohio Business Roundtable, the board of trustees of the Manufacturer’s Alliance/MAPI and the CEO Council for the Original Equipment Suppliers Association (OESA). Mr. Wood is a fellow of the National Association of Corporate Directors.

Mr. Wood has been a director of the Company since 2016 and will continue to serve as a director, but will no longer serve as a member of the Company’s Compensation Committee.

In connection with his appointment, the Company provided Mr. Wood with a letter outlining the terms of his appointment. He will receive a base salary of $1,050,000 per year. His target bonus opportunity under the annual incentive plan for the 2018 calendar year will be 125% of his annual base salary (pro rated to his employment date). He will be eligible to participate in the Company’s long-term incentive plan in a manner consistent with other executives. The Company estimates that his 2019 award will have a value of $5.4 million. He will also receive a long-term incentive award for 2018 with an equivalent value, prorated to his employment date, granted as restricted stock units that vest over three years. He will be eligible to participate in the Company’s 401(k) plan and change in control severance plan. Under the Company’s excess benefit plan, he will receive a company contribution after certain IRS limits are met at the rate of 3 percent of compensation and he will receive a company contribution equal to 3% of the annual incentive bonus paid. Outside of the context of a change of control, if Mr. Wood’s employment is involuntarily terminated by the Company for reasons other than disability or “Cause” or if Mr. Wood terminates employment due to “Constructive Termination”, he will be entitled to severance equal to two times the sum of his annual base salary and target bonus for the year in which termination occurs, payable in a lump sum within 60 days of termination, subject to execution of a general release and such other documents as the Company may reasonably request. For these purposes “Cause” means fraud, embezzlement, or theft in connection with employment, gross negligence in the performance of duties, or conviction, guilty plea, or plea of nolo contendere with respect to a felony, and “Constructive Termination” will generally have the same meaning as under the change in control severance plan.

In connection with Mr. Kesseler’s new role, the Company provided Mr. Kesseler with an addendum to his original offer letter. The addendum entitles him to the same severance benefit as Mr. Wood where, outside of a change of control context, Mr. Kesseler’s employment is involuntarily terminated by the Company for reasons other than disability or “Cause” or if Mr. Kesseler terminates employment due to “Constructive Termination”.

A copy of the Company’s press release, dated July 23, 2018, announcing these changes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction between Tenneco Inc. (the “Company”) and Federal-Mogul LLC, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or other document(s) that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FEDERAL-MOGUL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement and other relevant materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at investors.tenneco.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 500 North Field Drive in Lake Forest, Illinois, 60045 or by calling (847) 482-5162.

Certain Information Regarding Participants

The Company and its respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2018, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 28, 2018. You may obtain these documents (when they become available) free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at the Company.

No Offer or Solicitations

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: July 23, 2018	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary